EXHIBIT 10.2
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                        FORBEARANCE AGREEMENT AND RELEASE

         This Forbearance Agreement and Release (this "AGREEMENT") is entered into as of August 29, 2005, by and among (x) Sprint Nextel Corporation, a Kansas corporation ("SPRINT", and collectively with each of Sprint's direct and indirect subsidiaries now or hereafter existing and all entities governed by the Affiliate Agreements (as defined below), the "SPRINT PARTIES"), and (y) IWO Holdings, Inc., a Delaware corporation ("IWO"), Independent Wireless One Corporation, a Delaware corporation ("IWO CORPORATION") and a wholly owned subsidiary of IWO, and Independent Wireless One Leased Realty Corporation, a Delaware corporation and a wholly-owned subsidiary of IWO Corporation (collectively with IWO, and each of IWO's direct and indirect subsidiaries now or hereafter existing, the "IWO PARTIES", and together with the Sprint Parties, the "PARTIES").

         WHEREAS, certain IWO Parties and certain Sprint Parties are parties to
(i) the Sprint PCS Management Agreement, as amended, (ii) the Sprint Trademark and Service Mark License Agreement, as amended, (iii) the Sprint PCS Services Agreement, as amended and (iv) the Sprint Spectrum Trademark and Service Mark License Agreement, each dated as of February 9, 1999, as amended (collectively, the "AFFILIATE AGREEMENTS");

         WHEREAS, as of the date hereof Sprint, Italy Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Sprint, and IWO have entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT") pursuant to which Italy Acquisition Corp. will merge with and into IWO, with IWO as the surviving corporation; and

         WHEREAS, as a condition and inducement to Sprint's entering into the Merger Agreement, the Parties have agreed to enter into this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

         1. AGREEMENT AND PLAN OF MERGER. Sprint and IWO are each executing and delivering this Agreement contemporaneously with the execution and delivery of the Merger Agreement. All defined terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

         2.     EFFECTIVENESS OF PROVISIONS. This Agreement (other than SECTION
4) shall be effective from and after the date hereof; PROVIDED THAT SECTION 3 of this Agreement shall terminate if the Merger Agreement is terminated for any reason other than pursuant to Section 7.1(f)(ii) of the Merger Agreement due to an intentional breach of the Merger Agreement or a breach resulting from fraud or willful malfeasance of an Indemnified Party; PROVIDED, FURTHER THAT the effectiveness of such SECTION 3 shall be immediately reinstated and become in full force and effect if there occurs a Consummated Alternative Transaction (as defined below). SECTION 4 of this Agreement will become effective immediately upon the earlier of (i) the Effective Time and (ii) the occurrence of a Consummated Alternative Transaction (the "EFFECTIVENESS TIME"). A "CONSUMMATED ALTERNATIVE TRANSACTION" means any Alternative Transaction (after giving effect to the last sentence of Section 7.2(b) of the Merger Agreement) (x) that is

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consummated within twelve months following the termination of the Merger
Agreement for any reason other than pursuant to Section 7.1(g)(ii) of the Merger Agreement or (y) the consummation of which is as a result of or pursuant to any Acquisition Agreement (other than a non-binding letter of intent) entered into within twelve months following the termination of the Merger Agreement for any reason other than pursuant to Section 7.1(g)(ii) of the Merger Agreement.

         3.     AGREEMENT NOT TO SUE.

                (a) From and after the date hereof, so long as this SECTION 3 remains in effect, except for any claims concerning the Parties' rights or obligations under this Agreement, the Merger Agreement and the agreements and transactions contemplated hereby and thereby, IWO will not, nor will it allow any other IWO Party to, (i) commence or in any manner seek relief against any of the Sprint Parties or their respective officers, directors, shareholders, partners, members, subsidiaries, employees, agents, attorneys and representatives (the "IWO RELEASED PARTIES") through any suit or proceeding (including injunctive or equitable relief) relating to any Released Claim (as defined below); or (ii) become a party to any suit or proceeding arising from or in connection with an attempt by or on behalf of any third party to enforce or collect an amount based on any Released Claim (including any claim that will become a Released Claim as of the Effective Time). In addition, IWO will not, nor will it allow any other IWO Party to, assist the efforts of any third party attempting to enforce or collect an amount based on a Released Claim (including any claim that will become a Released Claim as of the Effective Time), unless required to do so by a court of competent jurisdiction (each, a "PROHIBITED IWO CLAIM"); PROVIDED THAT no Sprint Party has asserted against any of the IWO Parties claims of any type related to any Prohibited IWO Claim.

                (b) For so long as this SECTION 3 remains in effect, none of the Parties hereto shall assert against any other Party hereto that such Party has waived, lost or relinquished any rights of any kind, including rights arising under any of the Affiliate Agreements, due to such Party's compliance with this SECTION 3. The Parties further agree that no Party hereto shall otherwise be prejudiced in any way for refraining from commencing litigation regarding a Released Claim, or any counter-claim to a Released Claim, in compliance with this SECTION 3.

         4.     GENERAL RELEASES.

                (a) IWO RELEASE OF SPRINT. As of the Effectiveness Time, except for any claims concerning the Parties' rights or obligations under this Agreement, the Merger Agreement and the agreements and transactions contemplated hereby and thereby, each of the IWO Parties releases and forever discharges each of the IWO Released Parties from all liabilities, claims, attorneys' fees, damages, injuries, causes of action, and losses of any kind (including any claims for equitable or injunctive relief) that any of the IWO Parties ever had, now has, may assert or may in the future claim to have against any of the IWO Released Parties by reason of any act or failure to act in connection with or in furtherance of, or an occurrence or event occurring or existing on or before the Effectiveness Time due to, the merger of Sprint and Nextel Corporation as of August 12, 2005 (the "S-N MERGER"), the implementation of the S-N Merger or the resulting integration of the companies following the S-N Merger, including any alleged breach or violation of or default under the Affiliate Agreements resulting therefrom (the "RELEASED CLAIMS").


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                (b)     COMPLETE RELEASE. Effective as of the Effectiveness
Time, this Agreement constitutes the complete compromise, settlement, accord and satisfaction of all of the Released Claims.

                (c) NO RELEASE BY IWO PARTIES OF IWO DIRECTORS, OFFICERS, ETC. Notwithstanding anything in this Agreement to the contrary, nothing in this
SECTION 4(C) shall be construed to be a release by the IWO Parties of any of their respective officers, directors, shareholders (other than a Sprint Party), partners, members, subsidiaries, employees, agents, attorneys or representatives.

         5. EXPENSES. The Parties will pay their own expenses and attorney's fees incurred in connection with the negotiation and execution of this Agreement.

         6. CONTRACT. The Parties understand that the terms in this Agreement are binding contractual commitments and not mere recitals, and that the Parties are not relying upon any statement or representation made by any Party released, any such Party's agents or attorneys, or any other person, concerning the nature, extent or duration of any injuries or damages, or concerning any other thing or matter, but are relying solely and exclusively upon their own knowledge, belief and judgment.

         7. ADDITIONAL FACTS. The Parties are aware that they may after the date of this Agreement discover claims or facts in addition to or different from those they now know or believe to be true with respect to Released Claims. Nevertheless, it is the intention of the Parties as of the Effectiveness Time to fully, finally and forever settle and release all Released Claims, including existing claims for damages and losses that are presently unknown or unanticipated. In furtherance of this intention, upon the Effectiveness Time, the releases given in this Agreement are and will remain in effect as full and complete mutual releases of Released Claims, notwithstanding the discovery or existence of any additional or different facts relative to them. Each Party assumes the risk of any mistake in executing this Agreement and furnishing the releases set forth in this Agreement. Without limiting the generality of the preceding sentences in this SECTION 7, each Party waives and relinquishes, to the extent permitted by law, any right or benefit that such Party has or might have under any provision of statutory or non-statutory law that might provide that a release does not extend to claims that a person does not know or suspect to exist at the time of execution of the release that, if known, would or might have materially affected the decision to give the release.

         8. WAIVERS. No waiver by a Party of any breach of or default under this Agreement will be deemed to be a waiver of any other breach or default of any kind or nature of this Agreement. No acceptance of payment or performance by a Party after any such breach or default will be deemed to be a waiver of any breach or default of this Agreement, whether or not such Party knows of such breach or default at the time it accepts such payment or performance. No failure or delay on the part of a Party to exercise any right it might have under this Agreement will prevent the exercise of that right by that Party at any time the other Party continues to be in default under this Agreement, and no such failure or delay will operate as a waiver of any default under this Agreement.


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         9.     NO BREACH OF ANY OF THE AFFILIATE AGREEMENTS. This Agreement,
and the covenants of Sprint contained herein, do not constitute an admission by Sprint that it has breached, or will breach, any provision of any of the Affiliate Agreements, nor does this Agreement, or any of its terms or provisions, constitute an admission by Sprint as to the scope of any Party's rights or obligations under the Affiliate Agreements. Moreover, the provisions of this Agreement are not intended in any way to constitute an admission by Sprint that any of its actions under this Agreement were necessary to comply with or avoid any breach of the Affiliate Agreements. This Agreement is (a) being entered into for the purpose of resolving certain differences and possible disputed claims between the Parties and (b) entitled to all protections afforded by any applicable rules of evidence analogous to Federal Rule of Evidence 408.

         10.    OTHER PROVISIONS.

                (a) ENFORCEMENT. Each Party may pursue injunctive or other equitable relief for breach of this Agreement, but shall not be entitled to seek damages for breach of this Agreement. This SECTION 10(A) will not limit or modify in any respect Sprint's or IWO's rights to pursue damages on any claim for breach of any other contract or agreement except as otherwise provided in this Agreement.

                (b) GOVERNING LAW. This Agreement will be governed by and construed under Delaware law, without giving effect to any choice of law or conflict of law rules or provisions (whether of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Delaware.

                (c)     JURISDICTION.

                        (i)     Each Party hereby irrevocably and
                 unconditionally submits, for itself and its property, to the sole and exclusive jurisdiction of any state or federal court located in the State of Delaware and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition of enforcement of any judgment. Each Party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such court.

                        (ii)    Each Party hereby irrevocably and
                 unconditionally waives, to the fullest extent it may legally do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any state or federal court located in the State of Delaware. Each Party hereby irrevocably waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such Party.

                        (iii) Each Party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to this Agreement, PROVIDED THAT such service will be deemed to have been given only when actually received by such Party. Nothing in this Agreement will affect the right of a Party to serve process in another manner permitted by law.


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                (d)     ENTIRE AGREEMENT. This Agreement constitutes the entire
agreement between the Parties with respect to the subject matter it covers and supersedes all prior agreements, negotiations, representations and discussions between the Parties with respect to the subject matter it covers.

                (e) CONSTRUCTION. The Parties participated in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, the Parties intend that (i) this Agreement be construed as if they had drafted it together, and (ii) no presumption or burden of proof arises favoring or disfavoring any Party by virtue of its role in drafting any provision of this Agreement. All pronouns and any variations of pronouns used in this Agreement refer to the masculine, feminine or neuter, singular or plural as the identity of the person or persons require.

                (f) SEVERABILITY. If any term or provision of this Agreement is illegal, invalid or unenforceable for any reason whatsoever, that term or provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and such illegality, invalidity or unenforceability will not affect the validity, legality or enforceability of the remainder of this Agreement.

                (g) AMENDMENT. Any amendment to this Agreement must be in a written document signed by Sprint and IWO and must state the intent of the Parties to amend this Agreement.

                (h) NO ADMISSION OF LIABILITY. It is expressly understood and agreed that this Agreement is a compromise of disputed claims and that execution of, making of payments under, and performance of obligations under this Agreement are not to be construed as an admission of liability on the part of any Party.

                (i) COUNTERPARTS. This Agreement may be signed in counterpart or duplicate copy and by facsimile signature, and any signed counterpart, duplicate or facsimile copy is the equivalent to a signed original for all purposes.

                (j) WAIVER OF JURY TRIAL. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND WHETHER MADE BY CLAIM, COUNTER CLAIM, THIRD PARTY CLAIM OR OTHERWISE.

                (k) CONFIDENTIALITY. The Parties agree that neither of them will disclose the contents of this Agreement, the details or terms of this settlement, or the fact of this settlement or any matters pertaining to this settlement unless such disclosure is (i) lawfully required by any governmental agency; (ii) otherwise required to be disclosed by law; or (iii) necessary in any legal proceeding in order to enforce any provisions of this Agreement. The Parties agree that they will notify each other in writing within five (5) calendar days of the receipt of any subpoena, court order, or administrative order requiring disclosure of information subject to this non-disclosure provision.


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                (l)     DUE AUTHORIZATION. The Parties hereby represent and
warrant that the individuals signing this Agreement on their behalf are duly authorized and fully competent to do so.

                (m) ASSIGNMENT, PREDECESSORS, SUCCESSORS, AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their legal representatives, predecessors, successors, and assigns.

                (n) ASSIGNMENT. The Parties hereby warrant and represent that they have not assigned or in any way transferred or conveyed all or any portion of the claims covered by this Agreement, and to their knowledge, no other person or entity has a right to any claim that purports to be settled by this Agreement. The Parties acknowledge and agree that this warranty and representation is an essential and material term of this Agreement, without which they would not have entered into it. The Parties each agree to defend and to hold each other harmless against the claims of any other person or entity asserting a claim or right that purports to be settled by the Agreement.


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EACH PARTY HAS COMPLETELY READ THE TERMS OF THIS AGREEMENT, FULLY UNDERSTANDS
THEM AND VOLUNTARILY ACCEPTS THEM FOR THE PURPOSE OF MAKING FULL AND FINAL COMPROMISE, ADJUSTMENT AND SETTLEMENT OF ALL CLAIMS, DISPUTED OR OTHERWISE, IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

                                     SPRINT NEXTEL CORPORATION, on behalf of
                                     itself and on behalf of and authorized
                                     by the other Sprint Parties


                                     By: /s/ Charles R. Wunsch
                                         -----------------------------
                                         Name:  Charles R. Wunsch
                                         Title: Vice President



                                     IWO HOLDINGS, INC.


                                     By: /s/ Bret C. Cloward
                                         -----------------------------
                                         Name:  Bret C. Cloward
                                         Title: President and Chief
                                                Executive Officer



                                     INDEPENDENT WIRELESS ONE CORPORATION


                                     By: /s/ Bret C. Cloward
                                         -----------------------------
                                         Name:  Bret C. Cloward
                                         Title: President and Chief
                                                Executive Officer



                                     INDEPENDENT WIRELESS ONE LEASED
                                     REALTY CORPORATION


                                     By: /s/ Bret C. Cloward
                                         -----------------------------
                                         Name:  Bret C. Cloward
                                         Title: President and Chief
                                                Executive Officer